Exhibit 10.3

FIRST AMENDMENT

TO

AMENDED AND RESTATED OMNIBUS AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED OMNIBUS AGREEMENT (“First Amendment”), dated as of July 16, 2013 (the “Effective Date”) is entered into by and among TransMontaigne Inc., a Delaware corporation (“TMG”), TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), TransMontaigne Operating GP L.L.C., a Delaware limited liability company (the “OLP GP”), and TransMontaigne Operating Company L.P., a Delaware limited partnership (the “Operating Partnership”).  The above-named entities are sometimes referred to in this First Amendment each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

A.            The Parties previously entered into the Amended and Restated Omnibus Agreement dated as of December 31, 2007, but effective for all purposes as of January 1, 2008 (the “Original Agreement”).

B.            The Parties desire to amend the Original Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1          Defined Terms.  Capitalized terms and references used but not otherwise defined in this First Amendment have the respective meanings given to such terms in the Original Agreement.

1.2          Headings.  All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this First Amendment.

1.3          References.  Each reference in the Original Agreement to “this Restated Agreement”, “herein” or words of like import referring to such Original Agreement shall mean and be a reference to the Original Agreement, as amended by this First Amendment, and “thereunder”, “thereof” or words of like import shall mean and be a reference to the Original Agreement, as amended by this First Amendment.  Any notices, requests, certificates and other documents executed and delivered on or after the date hereof may refer to the Original Agreement without making specific reference to this First Amendment, but nevertheless all such references shall mean the Original Agreement as amended by this First Amendment.

ARTICLE 2

AMENDMENT TO AGREEMENT

2.1          Section 1.1 of the Original Agreement is amended by adding the following definition of “Florida-Midwest TSA” in appropriate alphabetical order:

“Florida-Midwest TSA” means that certain Terminaling Services Agreement — Florida and Midwest, dated as of June 1, 2007, as amended by the First Amendment to

Terminaling Services Agreement — Florida and Midwest, dated as of March 28, 2008, the Second Amendment to Terminaling Services Agreement — Florida and Midwest, dated as of December 19, 2008, the Third Amendment to Terminaling Services Agreement — Florida and Midwest, dated as of June 11, 2009, the Fourth Amendment to Terminaling Services Agreement — Florida and Midwest, dated as of November 7, 2011 and the Fifth Amendment  to Terminaling Services Agreement — Florida and Midwest.”

2.2          The definition of “Applicable Period” contained in the first sentence of Section 2.1(a) of the Original Agreement is hereby amended and replaced, in its entirety, to read as follows:

“During the period commencing on the Effective Date and terminating on the earlier to occur of the TMG Entities ceasing to control the General Partner or, at the election of either the Partnership or TMG following prior written notice to the other Parties at least two (2) years prior to the effective date of such termination (the “Applicable Period”)”

2.3          Section 2.1(e) of the Original Agreement is hereby amended and replaced, in its entirety, to read as follows:

“Following the expiration of the Applicable Period, the General Partner will determine the amount of corporate staff and support expenses and insurance premium expenses that are properly allocable to the Partnership Group in accordance with the terms of the Partnership Agreement.”

2.4                               Section 4.1(a) is hereby amended to add the following sentences at the end:

“Notwithstanding anything herein to the contrary, in the event MSCG or a TMG Entity elects to cancel or terminate any terminaling services or other agreement for the use of any petroleum product tankage capacity in effect as of the Effective Date of the First Amendment, or such agreement expires subsequent to the Effective Date of the First Amendment, the rights of first refusal set forth in this Section 4.1(a) shall terminate permanently with respect to such applicable tankage capacity.  In addition, the Parties agree that the forgoing rights of first refusal in this Section 4.1(a) are expressly subject to, and conditioned by, Section 23 of the Florida-Midwest TSA.”

ARTICLE 3

MISCELLANEOUS

3.1          Effective Date.  This First Amendment shall be effective as of Effective Date.

3.2          Scope of First Amendment.  The Original Agreement is amended only as expressly modified by this First Amendment.  Except as expressly modified by this First Amendment, the terms of the Original Agreement remain unchanged, and the Original Agreement is hereby ratified and confirmed by the Parties in all respects.  In the event of any inconsistency between the terms of the Original Agreement and this First Amendment, this First Amendment shall prevail to the extent of such inconsistency.

3.3          Representations and Warranties.  Each Party represents and warrants that this First Amendment has been duly authorized, executed and delivered by it and that each of this First Amendment and the Original Agreement constitutes its legal, valid, binding and enforceable obligation, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.4          No Waiver.  Except as expressly provided herein, the execution and delivery of this First Amendment shall not be deemed or construed to (i) constitute an extension, modification or waiver of any term or condition of the Original Agreement, (ii) give rise to any obligation on the part of any Party to extend, modify or waive any term or condition of the Original Agreement, or (iii) be a waiver by any Party of any of its rights under the Original Agreement, at law or in equity.

3.5          Reaffirmation.  Each Party hereby reaffirms each and every representation, warranty, covenant, condition, obligation and provision set forth in the Original Agreement, as modified hereby.

3.6          Choice of Law.  This First Amendment shall be subject to and governed by the laws of the State of Colorado, excluding any conflicts of law, rule or principle that might refer to the construction or interpretation of this First Amendment to the laws of another state.

3.7          Jurisdiction.  Each Party hereby submits to the jurisdiction of any state or federal court in the State of Colorado and venue in Denver, Colorado (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the most recent designated address.  Each Party hereby irrevocably waives to the fullest extent permitted by applicable law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile.

3.8          Waiver by Jury Trial.  Each Party further waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any proceedings relating to this First Amendment.

3.9          Severability.  If any Article, Section or provision of this First Amendment shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this First Amendment and the remaining portions of this First Amendment shall remain in full force and effect.

3.10        Counterparts; Facsimile Signatures.  This First Amendment may be executed by the Parties in separate counterparts and delivered by electronic or facsimile transmission or otherwise and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

TRANSMONTAIGNE INC.

By:	/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Executive Vice President

TRANSMONTAIGNE GP L.L.C.

By:	/s/ Charles L. Dunlap
Name: Charles L. Dunlap
Title: Chief Executive Officer

TRANSMONTAIGNE PARTNERS L.P.

By TransMontaigne GP L.L.C.
Its General Partner

By:	/s/ Charles L. Dunlap
Name: Charles L. Dunlap
Title: Chief Executive Officer

TRANSMONTAIGNE OPERATING GP L.L.C.

By:	/s/ Charles L. Dunlap
Name: Charles L. Dunlap
Title: Chief Executive Officer

TRANSMONTAIGNE OPERATING COMPANY L.P.

By TransMontaigne Operating GP L.L.C.
Its General Partner

By:	/s/ Charles L. Dunlap
Name: Charles L. Dunlap
Title: Chief Executive Officer